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                                                                     Exhibit 4.4


                               PRIME GROUP REALTY TRUST


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                              -------------------------
                                       Form of
                               Articles Supplementary
                       Classifying and Designating a Series of
                      Preferred Shares of Beneficial Interest as
                             __% Series ___ [Convertible]
                     Preferred Shares of Beneficial Interest and
                      Fixing Distribution and Other Preferences
                              and Rights of Such Series

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                              -------------------------


     Prime Group Realty Trust, a Maryland real estate investment trust (the "TRUST"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Annotated Code of Maryland that:

     FIRST: Pursuant to authority granted to the Board of Trustees of the Trust by the Amended and Restated Declaration of Trust of the Trust (the "DECLARATION"), the Board of Trustees has designated and classified __________ unissued preferred shares of beneficial interest, par value $0.01 per share, as ___% Series ___ [Convertible] Preferred Shares of Beneficial Interest, par value $0.01 per share, and authorizing the issuance thereof.

     SECOND: The following is a description of the ___% Series ___ [Convertible] Preferred Shares of Beneficial Interest, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

     Section 1. NUMBER OF SHARES AND DESIGNATION. This class of preferred shares of beneficial interest shall be designated as "__% SERIES ___[CONVERTIBLE] PREFERRED SHARES OF BENEFICIAL INTEREST" and the number of shares which shall constitute such series shall be _________ shares which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Trustees.

     Section 2. DEFINITIONS. For purposes of the Series ____ Preferred Shares (as hereinafter defined), the following terms shall have the meanings indicated:

          "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series ____ Preferred Shares.

          "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

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          "COMMON SHARES" shall mean the Common Shares of Beneficial Interest, par value $0.01 per share, of the Trust.

          "FAIR MARKET VALUE" shall mean (except in SECTION 5(e)) as of any day the average of the daily Current Market Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date," with respect to the issuance or distribution requiring such computation. The term "EX DATE," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "OPERATING PARTNERSHIP" shall mean Prime Group Realty, L.P., a Delaware limited partnership.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SERIES ___ CALL DATE" shall mean the date specified in the notice to holders required under SECTION 5(D) as the Series __ Call Date.

          "SERIES ___ DIVIDEND PAYMENT DATE" shall mean (i) the _________ day of each __________ with respect to the Series ____ Dividend Period commencing on _________ of the then immediately preceding year, (ii) the _________ day of each _________ with respect to the Series ____ Dividend Period commencing on January 1 of such year, (ii) the _________ day of each _________ with respect to the Series ____ Dividend Period commencing on
     _________ of such year and (iv) the _________ day of each _________ with respect to the Series ____ Dividend Period commencing on _________ of such year.

          "SERIES ___ DIVIDEND PERIODS" shall mean quarterly dividend periods commencing on _________, _________, _________ and _________ of each year and ending on and including the day preceding the first day of the next succeeding Series ____ Dividend Period with respect to any Series ____ Preferred Shares (other than the initial Series ____ Dividend Period, which shall commence on the Series ___ Issue Date and end on and include the last day of the calendar quarter immediately following such Series ___ Issue Date, and other than the Series ____ Dividend Period during which any Series ____ Preferred Shares shall be redeemed pursuant to SECTION 5, which shall end on and include the Series __ Call Date with respect to the Series ____ Preferred Shares being redeemed).

          "SERIES ___ FULLY JUNIOR SHARES" shall mean the Common Shares, [the _________ Preferred Shares] and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series ____ Preferred Shares have


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     preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "SERIES ___ ISSUE DATE" shall mean the date on which the Series ____ Preferred Shares are issued.

          "SERIES ___ JUNIOR SHARES" shall mean the Common Shares, [the _________ Preferred Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series ____ Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "SERIES ___ PARITY SHARES" shall have the meaning set forth in SECTION 6(b).

          "SERIES ___ PREFERRED SHARES" shall mean the Trust's ___% Series ___ [Convertible] Preferred Shares of Beneficial Interest, par value $0.01 per share.

          "SERIES ___ VOTING PREFERRED SHARES" shall have the meaning set forth in SECTION 7.

          "SET APART FOR PAYMENT" shall be deemed to include, without any other action, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Series ____ Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series ____ Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "SET APART FOR PAYMENT" with respect to the Series ____ Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "TRADING DAY" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

          "TRANSFER AGENT" shall mean the Trust, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series ____ Preferred Shares.

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Declaration.


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     Section 3.     DIVIDENDS.

          (a) Subject to the preferential rights of the holders of any Preferred Shares that rank senior in the payment of dividends to the Series ____ Preferred Shares, the holders of Series ____ Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to an annual rate of ___% of the per share liquidation preference of the Series ____ Preferred Shares (equivalent to $____ per Series ____ Preferred Share). The dividends shall begin to accrue and shall be fully cumulative from the first day of the applicable Series ____ Dividend Period, whether or not in any Series ____ Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends and whether or not such dividends are authorized by the Board of Trustees, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Series ____ Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series ____ Preferred Shares as they appear in the records of the Trust at the close of business on such record date, not less than 10 nor more than 50 days preceding such Series ___ Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Series ____ Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Series ____ Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on Series ____ Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series ____ Preferred Shares which remains payable.

          (b) The initial Series ____ Dividend Period for the Series ____ Preferred Shares will include a partial dividend for the period from the Series ___ Issue Date until the last day of the calendar quarter immediately following such Series ___ Issue Date. The amount of dividends payable for such period, or any other period shorter than a full Series ____ Dividend Period, on the Series ____ Preferred Shares shall be computed by dividing the number of days in such period by 365 and multiplying the result by the product of the annual dividend rate (i.e., __%) multiplied by the liquidation preference of the Series ____ Preferred Shares (i.e., $____ per Series ___ Preferred Share). The aggregate amount of dividends payable in respect of the Series ____ Preferred Shares for each full Series ____ Dividend Period shall be computed by dividing (x) the product of the annual dividend rate multiplied by the liquidation preference of the Series ____ Preferred Shares by (y) four (4). Holders of Series ____ Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series ____ Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series ____ Preferred Shares which may be in arrears.

          (c) So long as any Series ____ Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set


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     apart for payment on any class or series of Series ____ Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series ____ Preferred Shares for all Series ____ Dividend Periods terminating on or prior to the dividend payment date on such class or series of Series ____ Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series ____ Preferred Shares and all dividends declared upon any other class or series of Series ____ Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series ____ Preferred Shares and accumulated and unpaid on such Series ____ Parity Shares.

          (d) So long as any Series ____ Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series ____ Fully Junior Shares) shall be declared or paid or set apart for payment or any other distribution shall be declared or made or set apart for payment upon Series ____ Junior Shares, nor shall any Series ____ Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Series ____ Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Series ____ Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series ____ Preferred Shares and any other Series ____ Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Series ____ Dividend Periods with respect to the Series ____ Preferred Shares and all past dividend periods with respect to such Series ____ Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the then current Series ____ Dividend Period with respect to the Series ____ Preferred Shares and the then current dividend period with respect to such Series ____ Parity Shares.

          (e) No distributions on Series ____ Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Section 4.     LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of shares of beneficial interest ranking senior to the Series ____ Preferred Shares upon


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     liquidation, distribution or winding up of the Trust, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Series ____ Junior Shares, the holders of the Series ____ Preferred Shares shall be entitled to receive ___________ Dollars ($______) (the "LIQUIDATION PREFERENCE") per Series
     ____ Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series ____ Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series ____ Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series ____ Preferred Shares and any such other Series ____ Parity Shares ratably in accordance with the respective amounts that would be payable on such Series ____ Preferred Shares and any such other Series ____ Parity Shares if all amounts payable thereon were paid in full. For the purposes of this SECTION 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series ____ Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series ____ Preferred Shares, as provided in this SECTION 4, the holders of Series ____ Preferred Shares shall have no other claim to the remaining assets of the Trust and any other series or class or classes of Series ____ Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series ____ Preferred Shares shall not be entitled to share therein.

     Section 5.     REDEMPTION AT THE OPTION OF THE TRUST.

          (a) The Series ____ Preferred Shares shall not be redeemable by the Trust prior to ______, 2___. On and after ______, 2___, the Trust, at its option, may redeem the Series ____ Preferred Shares, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per Series ____ Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below). [The redemption price of the Series ____ Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the proceeds of the issuance and sale by the Trust of other capital shares of beneficial interest of the Trust and not from any other source. For purposes of the preceding sentence, "CAPITAL SHARES OF BENEFICIAL INTEREST" means any equity securities (including Common Shares and Preferred Shares), shares, interests, participations or other ownership


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     interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.]

          (b) Upon any redemption of Series ____ Preferred Shares pursuant to this SECTION 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Series ____ Call Date, without interest, except that if the Series ____ Call Date falls after a dividend payment record date and prior to the corresponding Series ____ Dividend Payment Date, then each holder of Series ____ Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Series ____ Dividend Payment Date notwithstanding any redemption of such shares before such Series ____ Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series ____ Preferred Shares called for redemption.

          (c) If full cumulative dividends on the Series ____ Preferred Shares and any other class or series of Series ____ Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series ____ Preferred Shares may not be redeemed under this
     SECTION 5 in part and the Trust may not purchase or acquire Series ____ Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series ____ Preferred Shares.

          (d) Notice of the redemption of any Series ____ Preferred Shares under this SECTION 5 shall be mailed by first-class mail to each holder of record of Series ____ Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Series ____ Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate: (1) the Series ____ Call Date; (2) the number of Series ____ Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) [the then-current Conversion Price; and (6)] that dividends on the shares to be redeemed shall cease to accrue on such Series ____ Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Series ____ Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series ____ Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series ____ Preferred Shares of the Trust shall cease (except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series ____ Call Date, the Trust shall deposit with a bank or trust company (which


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     may be an affiliate of the Trust) that has an office in the Borough of
     Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000 cash, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series ____ Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series ____ Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Series ____ Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series ____ Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series ____ Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series ____ Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

          [(e)      Notwithstanding anything herein to the contrary, beginning on _____, ___ and ending on ____________, ____________,the Trust, at its option, may redeem all, but not less than all, of the Series ___Preferred Shares at a premium (the "SPECIAL REDEMPTION PRICE") calculated to result in a total internal rate of return to the holder (including the receipt of dividends and calculated on an annual compounded basis as if the holder had owned the shares since the Series ____ Issue Date) of ___%. The Special Redemption Price may be paid, at the Trust's option, in any combination of
     (i) cash and (ii) Common Shares valued at Fair Market Value; PROVIDED, that the cash portion of the Special Redemption Price shall equal at least 75% of the Special Redemption Price. For purposes of this SECTION 5(e), "FAIR MARKET VALUE" shall mean the Weighted Average Trading Price for the Common Shares for the 20 Trading Days preceding the date of the special redemption (the "SPECIAL REDEMPTION CALL DATE"). For purposes of this Section 5(e), Weighted Average Trading Price shall mean, for any period, the number obtained by dividing (i) the sum of the products, for each sale of Common Shares on each Trading Day in such period, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold during such period.

          Notice of the redemption of any Series ___ Preferred Shares under this
     SECTION 5(E) shall be mailed by first-class mail to each holder of record of Series ___ Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Special Redemption Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing


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     thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate:
     (1) the Special Redemption Call Date; (2) the Special Redemption Price (including the amount of the Special Redemption Price consisting of cash and the amount of the Special Redemption Price consisting of Common Shares, together with calculations supporting the determination of the number Common Shares constituting a portion of the Special Redemption Price); (3) the place or places at which certificates for such shares are to be surrendered; and (4) that dividends on the shares to be redeemed shall cease to accrue on such Series ____ Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Special Redemption Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series ___ Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series ___ Preferred Shares shall cease (except the right to receive the Special Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust's obligation to provide cash and Common Shares in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Special Redemption Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash and/or Common Shares be applied to the redemption of the Series
     ___ Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series ___ Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash or Common Shares unclaimed at the end of two years from the Special Redemption Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash or Common Shares.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) and Common Shares for which such shares have been redeemed.]

     Section 6. RANKING. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

     (a) prior to the Series ____ Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series ____ Preferred Shares;


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     (b)  on a parity with the Series ____ Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series ____ Preferred Shares, if the holders of such class or series and the Series ____ Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("SERIES ____ PARITY SHARES");

     (c) junior to the Series ____ Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series [(which includes the ________ Preferred Shares])] shall be Series ____ Junior Shares; and

     (d) junior to the Series ____ Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series [(which includes the ________ Preferred Shares)] shall be Series ____ Fully Junior Shares.

     Section 7. VOTING. If and whenever ___ consecutive quarterly dividends payable on the Series ____ Preferred Shares or any series or class of Series ____ Parity Shares having similar voting rights shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the Board of Trustees of the Trust shall amend the Bylaws of the Trust (unless the Bylaws had then been previously amended to increase the number of trustees then constituting the Board of Trustees pursuant to this SECTION 7) in order that the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series ____ Preferred Shares, together with the holders of shares of every other series of Series ____ Parity Shares (any such other series, the "SERIES ____ VOTING PREFERRED SHARES"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares to elect such additional trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares shall, notwithstanding the assignment of such trustees to any class pursuant to Section 2.2(a) of the Declaration, forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series ____ Preferred Shares and the Series ____ Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series ____ Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series ____ Preferred Shares and of the Series ____ Voting Preferred Shares for the election of the trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series ____ Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall, notwithstanding the assignment of such Trustees to any class pursuant to Section 2.2(a) of the Declaration, hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series ____ Preferred Shares and the Series ____ Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series ____ Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series ____ Preferred Shares given in person or by proxy shall be necessary for effecting or validating:

     (a) Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series ____ Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Series ____ Fully Junior Shares, Series ____ Junior Shares that are not senior in any respect to the Series ____ Preferred Shares or any Series ____ Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series ____ Preferred Shares; or

     (b) A share exchange that affects the Series ____ Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series ____ Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for cumulative redeemable preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and term or conditions of redemption thereof identical to that of a Series ____ Preferred Share (except for changes that do not materially and adversely affect the holders of the Series ____ Preferred Shares);

PROVIDED, HOWEVER, that no such vote of the holders of Series ____ Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series ____ Preferred Shares at the time outstanding to the extent such redemption is authorized by SECTION 5 of these Articles Supplementary.

     For purposes of the foregoing provisions of this SECTION 7, each Series ____ Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series ____ Preferred Shares as a single class on any matter, then the Series ____ Preferred Shares and such other series shall have with respect to such matters one (1) vote per $_____ of stated liquidation preference. Except as otherwise required by applicable law or as expressly set forth herein, the Series ____ Preferred Shares shall not have any voting rights, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     [Section 8.    CONVERSION. [Insert any applicable conversion provisions.]

     Section 9. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series ____ Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     THIRD: The classification of authorized but unissued shares of beneficial interests as set forth in these Articles Supplementary to be the act of the Trust does not increase the authorized capital of the Trust or the aggregate par value thereof.

     FOURTH. These Articles Supplementary have been approved by the majority of the Board of Trustees of the Trust in the manner prescribed by the Declaration and Maryland law.

     IN WITNESS WHEREOF, the undersigned, the _____________________________ of the Trust, acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury. These Articles Supplementary have been executed under seal in the name of the Trust by its ___________________________ _________________________________ and attested by its Secretary this ___ day of
_____,_____.



[SEAL]                                  PRIME GROUP REALTY TRUST


                                        By:
                                           --------------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                   -------------------------




Attest:


By:
   -----------------------------
     Name:
          -----------------------
     Title:
           ----------------------